Exhibit 32.1

OFFICERS’ SECTION 1350 CERTIFICATIONS

The undersigned officer of First Equity Properties, Inc., a Nevada corporation (the “Company”), hereby certifies that:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: March 31, 2008

/s/ R. NEIL CROUCH II
R. Neil Crouch II
Vice President, Treasurer and Chief Financial and Accounting Officer and Acting Principal Executive Officer

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